EXHIBIT 24.1

                        Arthur Andersen LLP


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Vertex Industries, Inc. and Subsidiary:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated October 7, 1997.
It should be noted that we have not audited any financial statements of the company subsequent to July 31, 1997 or performed any audit procedures subsequent to the date of our report.


                                   S/Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP


Roseland, New Jersey
November 4, 1998